Exhibit 10.30
                      AMENDED BUSINESS MANAGEMENT CONTRACT


      THIS AMENDED AGREEMENT is made and entered into this 17th day of September, 2001, by and between Blue Marble World, Inc., hereinafter referred to as "Blue Marble" or "Management" or "Business", a Nevada corporation, and eSAFETYWORLD, Inc., a Nevada corporation, hereinafter referred to as
"eSAFETYWORLD" and "Consultant" and replaces a previous Business Management Contract dated February 28, 2001.

                                   WITNESSETH

      WHEREAS, Blue Marble is a direct sales company that sells high quality personal care and nutritional products in the United States, hereinafter referred to as the "Business."

      WHEREAS, Blue Marble desires that eSAFETYWORLD act as a consultant to certain aspects of the Business, and eSAFETYWORLD desires to operate and provide services to certain aspects of the Business, subject to the terms and conditions of this contract;

      NOW, THEREFORE, for and in consideration of the foregoing and of the terms and conditions herein set forth, the parties do agree to the following.

1. BLUE MARBLE'S AGREEMENT. Blue Marble agrees that eSAFETYWORLD shall provide administrative support services the Business for a period of three years. The Agreement will automatically rollover for an additional year on each contract anniversary date unless terminated in writing by one of the parties on such anniversary date. This term is hereinafter referred to as the "Operating Period."

2. eSAFETYWORLD'S RESPONSIBILITIES. During said term, eSAFETYWORLD shall use its best efforts in the administration of the Business, including supervising the calculation and payment of commissions, ordering of product and fulfillment of orders, and hosting the website. In the furtherance of the foregoing, Management shall:


     a.   Hire,  supervise  and  compensate,   from  Blue  Marble's  funds,  all
          employees of the Business. Provide logistical and customer service functions.

      b. Maintain or supervise the maintenance of records and books of account and financial reports required to be filed with the Securities Exchange Commission..
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      c.   Supervise the payment of liabilities and obligations

      d. Supervise the preparation and filing of all income tax returns, sales tax reports, and any and all other returns and/or reports required in the operation of the Business by any governmental entity.
 .
      e.   Supervise customer service and other day-to-day business functions.

      Consultant shall assist Management in performing these functions.

3.   COMPENSATION.

     a. Blue Marble shall pay to eSAFETYWORLD the sum equal to 10% of the gross revenues with a monthly minimum of $3,500. Payment shall be made monthly and may be made, at Management's option in cash or shares of Blue Marble World's common stock. If payment is made in common stock, eSAFETYWORLD shall have demand registration rights which may be exercised once in each 12 month period. The number of shares that will be issuable will be based on the closing bid price on the last business day of each month. If no bid price exists, the number of shares issuable will be based on a price of $.50 per share. In addition, eSAFETYWORLD shall be reimbursed for the costs incurred by it for outside contractors and consultants.

     b. The amount payable each month shall be subject to renegotiation on each Contract Anniversary Date.

     c. For purposes of this Agreement, the term "gross sales" shall be determined on an accrual basis and be defined as the following:

               DEFINITION OF GROSS SALES: The phrase Gross Sales, as used herein, shall mean the dollar aggregate of the entire amount of the price charged for all goods, wares and merchandise sold, leased, licensed or delivered, and all charges for all products sold by Blue Marble as determined in conformity with accounting principles generally accepted in the United States.


5. TERMINATION. Upon the termination of this Agreement, Consultant shall return to Blue Marble all property of Blue Marble in the possession of eSAFETYYWORLD.

6. EARLY TERMINATION OF THIS AGREEMENT. This Agreement shall be terminated, except as to liabilities or claims which shall have accrued or arisen prior to such termination, and all obligations hereunder shall cease upon the happening of any of the following events.

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     a.   If there  shall be filed by  Consultant  in any court  pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency, or for a reorganization, or for the appointment of a receiver or trustee of all or a substantial portion of Consultant's property, or if Consultant shall make an assignment or petition for or enters into an arrangement for the benefit of creditors, or if a petition in bankruptcy is filed against Consultant which is not discharged within ninety (90) days thereof.

      b. The serving of notice by the Blue Marble that Consultant has committed a material breach of this agreement and Consultant not having cured, within thirty (30) days after the mailing of such notice, such breach. Any such termination shall be without prejudice, however, to any and all rights and remedies of Owner.

7. AGREEMENT NOT AN INTEREST IN REAL PROPERTY. This Agreement shall not be deemed at any time to be an interest in real estate, a lien of any nature against the Business or the land upon which it is erected, or to convey a beneficial interest in Owner's business.

8. BINDING EFFECT. Except as herein otherwise provided this Agreement shall inure to the benefit of and be binding upon the parties, their successors or assigns.

9.   MISCELLANEOUS.

     a. Any consent required of Blue Marble shall be ineffective unless it is in writing and signed by Blue Marble.

     b. This Agreement contains the entire agreement of the parties and may be changed, modified, extended or renewed only by an Agreement in writing and signed by the parties.

10. GOVERNING LAW. This agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of New York. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by arbitration in accordance of the rules of the American Arbitration Association , and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof. For that purpose, the parties hereto consent to the jurisdiction and venue of an appropriate court located in Suffolk County, State of New York. In the event that arbitration results from or arises out of this Agreement or the performance thereof or litigation to enforce any award entered therein, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to

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     any other  relief to which the  prevailing  party may be  entitled.  In the event of any such claim or controversy, no action shall be entertained by said arbitration if initiated more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

11. SEVERABILITY. If any provision of this Agreement is declared invalid or unenforceable, such provision shall be deemed modified to the extent necessary and possible to render it valid and enforceable. In any event, the unenforceability or invalidity of any provision shall not affect any other provision of this Agreement, and this Agreement shall continue in full force and effect and be construed and enforced as if such provision had not been included or had been modified as above provided as the case may be.

12. CONTRACTUAL PROCEDURES. Unless specifically disallowed by law, should litigation arise hereunder, service of process therefore may be obtained through certified mail, return receipt requested; the parties hereto waiving any and all rights they may have to object to the method by which service was perfected.

13. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the Parties and may be modified or amended only by agreement in writing, signed by the Parties. This Agreement supersedes all previous agreements between the Parties.

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     IN WITNESS  WHEREOF the parties  hereto have caused this  instrument  to be executed on the day and year first above written.


      Blue Marble World, Inc.


      By:___________________________

      Its:__________________________


      eSAFETYWORLD, Inc.


      By:__________________________

      Its:_________________________